CONVEYANCE AND ASSIGNMENT


     WHITING PETROLEUM CORPORATION, a Delaware corporation, and WHITING PROGRAMS, INC., a Delaware corporation (collectively, the "Assignor") whose address is 1700 Broadway, Suite 2300, Denver, Colorado 80290, for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grant, convey, transfer and assign to DELTA PETROLEUM CORPORATION, a Colorado corporation ("Assignee"), whose address is 3310 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202, a net operating interest (as herein defined) in, to and under the following:

          (a) The oil, gas and mineral leases described on Exhibit "A" attached hereto (collectively, the "Leases"), including, without limitation working interests, overriding royalty interests, royalty interests and any other interests of a similar nature affecting the lands covered by the Leases
(collectively, the "Lands".)

          (b) The wells described on Exhibit "A" or which are located on the Lands (collectively, the "Wells").

          (c) All unitization, communitization, pooling, agreements, working interest units created by operating agreements, partnership agreements and orders covering the Leases and Lands, or any portion thereof, and the units and pooled or communitized areas created thereby, including the Federal units created by the Unit Agreements described on Exhibit "A" (collectively, the "Units") and the four partnerships created by the Partnership Agreements described on Exhibit "A" i.e., PAPCO, PANGL, GGP and PATC (collectively, the "Partnerships").

          (d) The tangible personal property, tools, machinery, materials, pipelines, plants, gathering systems, equipment, fixtures and improvements, which are incident or attributable to the Leases, Lands, Wells or Units with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, on the Effective Time (collectively, the "Equipment").

          (e) The licenses, permits, contracts, agreements and other instruments owned by Seller (other than bonds posted by Seller) which concern and relate to any of the Leases, Lands, Wells, Units and/or Equipment, INSOFAR AND ONLY INSOFAR as same concern or relate to the Leases, Lands, Wells, Units and/or Equipment, or the operation thereof; including, without limitation, oil, gas and condensate purchase and sale contracts; permits,; rights-of-way; easements; licenses; servitudes; estates; surface leases;
farmin and farmout agreements; division orders and transfer orders; bottomhole agreements; dry hole agreements; area-of-mutual interest agreements; salt water disposal agreements;
acreage contribution agreements; operating agreements; balancing agreements and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of hydrocarbons; and all other contracts and agreements related to the Leases, Lands, Wells, Units and/or Equipment.

          (f) Originals or copies of all computer tapes and discs, files, records, information or data relating to the Interests in the possession of Seller, including, without limitation, title records (including abstracts of title, title opinions, certificate of title and title curative documents), accounting records and files, contracts, correspondence, production records, electric logs, core data, pressure data, decline curves, graphical production curves, drilling reports, well completion reports, drill stem test charts and reports, engineering reports, regulatory reports, and all related materials, INSOFAR AND ONLY
INSOFAR as the foregoing items constitute materials that may be lawfully conveyed to Buyer (i.e., the materials are not subject to a proprietary agreement precluding their transfer to Buyer), and, to the extent transferable, all other contract rights, intangible rights (excluding Seller's trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Interests.

          (g) All payments, and all rights to receive payments, with respect to the ownership of the production of hydrocarbons from or the conduct of operations on the Interests accruing after the Effective Time.

     All of the properties, rights, and interests described in paragraphs (a) through (g) above are referred to herein as the "Interests."

     This Conveyance and Assignment shall be effective as of April 1, 1999, at 7:00 a.m., local time (referred to herein as the "Effective Time").

     The net operating interest ("NOI") herein conveyed and assigned is defined as the monthly payable positive or negative cash flow resulting to the Interests from the following eight step calculation:

               (i)   oil and gas sales revenue;
               (ii)  less royalties and overriding royalties;
               (iii) less Unit lease operating expenses;
               (iv)  less severance, production or ad valorem taxes, if any;
               (v)   less capital expenditures;
               (vi)  less Unit fees to the Unit operator; and
               (vii) plus the positive or less the negative cash flow from the Partnerships.
              (viii) plus or minus any other miscellaneous
                         costs or revenues that may be related to these interests or operations

     After taking into account Assignor's retention of net abandonment costs (i.e. cost of abandonment less equipment salvage value) under Section 9.1 of that certain Purchase and Sale Agreement dated as of June 8, 1999, as amended by an Amendment to Purchase and Sale Agreement dated as of June 8, 1999, between Assignor and Assignee (as amended, the "Agreement"), and the maximum payment of $2,000,000 by Assignor to purchase the Preferred Stock to fund the Deficit as such terms are defined in Section 9.2 of such Agreement, the above eight step calculation may result in positive cash flow or negative cash flow. In the event of positive cash flow, Assignor will pay the excess to Assignee; in the event of a negative cash flow, Assignee will pay the deficit to Assignor.

     This Conveyance and Assignment is delivered pursuant to and subject to the Agreement. The Agreement contains certain covenants and obligations which survive the delivery of, and shall not be deemed merged into, this Conveyance and Assignment as and to the extent provided in the Agreement.

     Dated this 1st day of December, 1999, but effective as of the Effective Time.

Attest:                          WHITING PETROLEUM CORPORATION

s/Patricia J. Miller             By:s/John R. Hazlett
Patricia J. Miller                 John R. Hazlett, Vice President
Corporate Secretary

Attest:                          WHITING PROGRAMS, INC.

s/Patricia J. Miller             By:s/John R. Hazlett
Patricia J. Miller                 John R. Hazlett, Vice President
Corporate Secretary

Attest:                          DELTA PETROLEUM CORPORATION

s/Aleron H. Larson, Jr.            By:s/Roger A. Parker
Aleron H. Larson, Jr.                Roger A. Parker, President


STATE OF COLORADO        )
     CITY AND            )    ss.
COUNTY OF DENVER         )

     The foregoing instrument was acknowledged before me this 1st day of December, 1999, by John R. Hazlett, Vice President of
Whiting Petroleum Corporation and Whiting Programs, Inc.,  both
Delaware corporations.

My Commission Expires: February 28, 2003

                                          s/Jean E. Solot
                                           Notary Public



STATE OF COLORADO        )
     CITY AND            ) ss.
COUNTY OF DENVER         )


     The foregoing instrument was acknowledged before me this 1st day of December, 1999, by Roger A. Parker as the President of Delta Petroleum Corporation, a Colorado corporation.


My Commission Expires: February 28, 2003

                                         s/Jean E. Solot
                                         Notary Public



                         EXHIBIT "A"
                    POINT ARGUELLO FIELD
                     Offshore California


Attached to and made a part of that certain CONVEYANCE AND
ASSIGNMENT between Whiting Petroleum Corporation, Assigor, and Delta Petroleum Corporation, Buyer, effective April 1,
1999.

I.

     All of Seller's right, title and interest in and to the following described partnerships:

1. Partnership Agreement-Point Arguello Pipeline Company dated August 2, 1984; Partnership Interest 5.8036%.

2.   Partnership Agreement-Point Arguello Natural Gas
     Company dated September 1, 1984; Partnership Interest
     6.0652%

3.   Partnership Agreement for Ownership of Facilities-
     Gaviota Gas Plant Company dated October 1, 1984; Partnership
     Interest 5.7013%

II.

                                    WORKING        NET REVENUE
PROPERTY NAME                       INTEREST        INTEREST

Point Arguello Unit                .06065210        .04842500

All of Seller's right title and interest in and to the leasehold estate created by the following described oil and gas leases:

     A.   Oil and Gas Lease dated July 1, 1981 from Bureau of
          Land Management to Chevron U.S.A. Inc. and Phillips
          Petroleum Company bearing Serial No. OCS-P 0451

INSOFAR AND ONLY INSOFAR AS SAID LEASE AND INTEREST COVERS
THE FOLLOWING DESCRIBED LAND:

          The W/2 of Block 465, All that portion seaward of the three geographical mile line, OCS Official
          Protraction Diagram N1 10-6 Santa Maria (CA 3-
          1055).

     B. Oil and Gas Lease dated September 1, 1979 from Bureau of Land Management to Chevron U.S.A. Inc., Phillips
          Petroleum Company, Champlin Petroleum Company and ICI
          Delaware Inc. bearing Serial No. OCS-P 0316.

INSOFAR AND ONLY INSOFAR AS SAID LEASE AND INTEREST COVERS
THE FOLLOWING DESCRIBED LAND:

          All of Block 55N-84W, OCS Leasing Map, Channel
          Island Area, CAL-Map No. 64 (CA 300316).

WELLS:

     A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-
     11, A-12, A-13, A-14, A-15, A-16, A-16WB01, A-17, A-18,
     A-18WB01, A-19, B-1, (B-1WB-1, B-2, B-2WB01, B-3, B-6,
     B-8, B-9, B-9WB01, B-10, B-11, B-12, B-13, B-14, B-15,
     B-16, B-17, B-18, C-1, C-2, C-3, C-4, C-5, C-7, C-8, C-
     9, C-10 and C-11.

Subject to the following:

a. Offset Development and Well and Linewell Agreement dated September 12, 1988 between Chevron, Phillips and Union
     Pacific Corp.;

b. Unit Agreement for Outer Continental Shelf Exploration, Development and Production Operations on the Point Arguello Unit dated effective October 1, 1996 between Chevron U.S.A., operator and Phillips Petroleum, Whiting Petroleum, Texaco Exploration and Production, Sun Operating Limit Partnership, Pennzoil Exploration and Production, Koch Industries, and Oxbow Energy parts of Blocks 5rN-84W and 55N-85W, Channel Island Area and Parts of Blocks 464 and 465, Santa Maria Basin Area, Offshore, California.

c. Unit Operating Agreement Point Arguello Unit, Pacific Offshore, California, dated effective October 1, 1996 between Chevron U.S.A. Inc., Phillips Petroleum Company, Whiting Petroleum Corporation, Texaco Exploration and Production Inc., Sun Operating Limited Partnership, by Oryx Energy Company, its Managing General Partner, Pennnzoil Exploration & Production Company and Oxbow Energy, Inc.